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                                                                    Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Annual Report on Form 10-KSB/A, to be filed with the Securities and Exchange Commission on or about May 14, 1998, of our report, dated March 11, 1998, on our audits of the consolidated financial statements of United Leisure Corporation and subsidiaries as of December 31, 1997 and 1996.


                              /s/ Hollander, Lumer & Co. LLP
                                  (a successor to the firm of
                                  Hollander, Gilbert & Co.)

Los Angeles, California
May 14, 1998